FIRST MONTAUK FINANCIAL CORP.
                            Parkway 109 Office Center
               328 Newman Springs Road, Red Bank, New Jersey 07701

                                 PROXY STATEMENT
                        Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant  [ ]
Filed by a party other than the registrant  [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12


                          First Montauk Financial Corp.
--------------------------------------------------------------------------------

                (Name of the Corporation as Specified in Charter)
--------------------------------------------------------------------------------

                         Robert I. Rabinowitz, Secretary
--------------------------------------------------------------------------------

                (Name of Person(s) Filing Proxy Statement)
--------------------------------------------------------------------------------
Payment of Filing Fee (check the appropriate box)
          [X]     No Fee Required
          [ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                  and 0-11
--------------------------------------------------------------------------------

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
--------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

         (5) Total Fee Paid

--------------------------------------------------------------------------------

         [ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or form or schedule and the date of filing.
         (1) Amount previously paid:

--------------------------------------------------------------------------------

         (2) Form, Schedule or Registration no.:

--------------------------------------------------------------------------------

         (3) Filing party:

--------------------------------------------------------------------------------

         (4) Date filed:

--------------------------------------------------------------------------------

                          FIRST MONTAUK FINANCIAL CORP.
                            Parkway 109 Office Center
               328 Newman Springs Road, Red Bank, New Jersey 07701

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      To Be Held on Thursday, June 23, 2005


To the Shareholders of
FIRST MONTAUK FINANCIAL CORP.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of FIRST MONTAUK FINANCIAL CORP. will be held at our principal executive offices, located at Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, New Jersey 07701 on Thursday, June 23, 2005 at 10:00 a.m., New Jersey time, for the following purposes:

1. To elect two Class I Directors to our Board of Directors to hold office for a period of three years or until their successors are duly elected and qualified;

2. To adopt an amendment to our Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock from 30,000,000 to 60,000,000; and

3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         The close of business on Wednesday, May 18, 2005 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

         You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the Annual Meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify our corporate Secretary, in writing, prior to the Annual Meeting of Shareholders.

                                       By Order of the Board of Directors


                                      Robert I. Rabinowitz, Secretary
Dated: May 19, 2005

         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                          FIRST MONTAUK FINANCIAL CORP.
                            Parkway 109 Office Center
               328 Newman Springs Road, Red Bank, New Jersey 07701

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON THURSDAY, JUNE 23, 2005

         This Proxy Statement and the accompanying form of proxy have been mailed on or about May 19, 2005 to the holders of the Company's Common Stock of record on Wednesday, May 18, 2005 (the "Record Date") of FIRST MONTAUK FINANCIAL CORP., a New Jersey corporation in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Shareholders to be held on Thursday, June 23, 2005 and at any adjournment thereof.

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         Shares of our Common Stock and Series B Convertible Redeemable Preferred Stock represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted as follows:

         1. FOR the election of the persons nominated by the Board of Directors as Class I Directors;

         2. FOR the adoption of an amendment to our Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock from 30,000,000 to 60,000,000; and

         3. FOR such other matters as may be properly brought before the meeting and for which the persons named on the enclosed proxies determine, in their sole discretion to vote in favor.

Quorum and voting.

         A majority of our outstanding shares of common stock and Series B Preferred Stock, voting together as a single class, as of the Record Date must be present at the meeting in person or by proxy in order to hold the meeting and conduct business. This presence is called a quorum. Shares are counted as present at the meeting if you are present and vote in person at the meeting, or if you have properly submitted a proxy card. In addition, abstentions and broker non-votes will be considered to be shares present at the meeting for purposes of a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker does not receive voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares.

         Please complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to us. All executed, returned proxies that are not revoked will be voted in accordance with the included instructions. Election of Directors is by plurality vote, with the nominees receiving the highest vote totals to be elected as Directors. Accordingly, abstentions and broker non-votes will not affect the outcome of the Election of Directors. A majority of the shares present and voting at the meeting is required for approval of the proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares of common stock. A shareholder voting through a proxy who abstains with respect to approval of the proposal to amend the Restated Certificate of Incorporation or any other matter to come before the meeting is considered to be present and entitled to vote on that matter and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any such matter shall not be considered present and entitled to vote thereon.

         In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting of Shareholders. The Board of Directors is not currently aware of any such other matters. The persons named as proxies may propose one or more adjournments of the meeting to permit further solicitations of proxies or for other reasons. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting.

         If your shares are held in an account at a brokerage firm or bank, you may submit your voting instructions by signing and timely returning the enclosed voting instruction form, by Internet or telephone (if available) at the address or telephone number shown on your voting instruction form, or by providing other proper voting instructions to the registered owner of your shares. If you either return your signed proxy or submit your proxy using the Internet or telephone procedures that may be available to you, your shares will be voted as you direct. IF THE ACCOMPANYING PROXY IS PROPERLY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE INDICATED THEREON, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

Revocation of proxies.

         Any proxy may be revoked at any time before it is voted. A shareholder may revoke a proxy by notifying the Secretary of First Montauk either in writing prior to the Annual Meeting or in person at the Annual Meeting, by submitting a proxy bearing a later date or by voting in person at the Annual Meeting. Revocation is effective only upon receipt of such notice by our corporate Secretary. Shareholders who hold their shares through a broker, bank or other nominee and wish to vote at the meeting must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares to be voted.

Solicitation of proxies.

         We will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from shareholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of ours common stock and Series B Preferred Stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

         The Annual Report to Shareholders for the year ended December 31, 2004, including financial statements, accompanies this Proxy Statement.

         Our principal executive offices are located at Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, New Jersey 07701; our telephone number is (732) 842-4700.

                    VOTING SECURITIES AND SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The securities entitled to vote at the Annual Meeting are our common stock, no par value per share (the "Common Stock") and Series B Convertible Redeemable Preferred Stock, par value $.10 per share (the "Series B Preferred Stock"). The presence, in person or by proxy, of a majority of the shares of Common Stock and Series B Preferred Stock, voting together as a single class, will constitute a quorum for the meeting. The close of business on May 18, 2005 has been fixed as the Record Date for the determination of the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. As of the Record Date, there were 15,528,151 shares of Common Stock issued and outstanding and 197,824 shares of Series B Preferred Stock issued and outstanding. Each share of Common Stock entitles its holder to one vote on each matter submitted to shareholders. The holder of our Series B Preferred Stock is entitled to vote on an "as converted" basis, based on the current conversion rate of the Series B Preferred Stock. The current conversion rate applicable to the Series B Preferred Stock is 10:1; accordingly, the holder of the outstanding shares of Series B Preferred Stock is entitled to a total of 1,978,240 votes. All shares vote on a non-cumulative basis.

         The following table sets forth certain information as of March 31, 2005 with respect to each Director, each nominee for Director, each executive officer, all Directors and Officers as a group and the persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) known by us to be the beneficial owner of more than five percent of any class of our voting securities.




           Directors, Officers                                 Amount and Percentage
           and 5% Shareholders (1)                             Of Beneficial Ownership (1)
           -----------------------                             ---------------------------
                                                         Number of Shares              Percent
                                                         ----------------              -------

           Herbert Kurinsky
           Parkway 109 Office Center
           328 Newman Springs Road
           Red Bank, NJ 07701                                     661,518 (2)              4.3%

           William J. Kurinsky
           Parkway 109 Office Center
           328 Newman Springs Road                              3,959,063 (3)             21.5%
           Red Bank, NJ 07701

           Victor K. Kurylak
           Parkway 109 Office Center
           328 Newman Springs Road                               1,500,000(4)              8.2%
           Red Bank, NJ 07701

           Robert I. Rabinowitz, Esq.
           Parkway 109 Office Center
           328 Newman Springs Road                                 273,250(5)              1.8%
           Red Bank, NJ 07701

           Mindy Horowitz
           Parkway 109 Office Center
           328 Newman Springs Road                                 200,000(6)              1.1%
           Red Bank, NJ 07701

           Ward R. Jones
           300 West Jersey Road
           Lehigh Acres, FL  33936                                 110,000(7)                 *

           Norma Doxey
           Parkway 109 Office Center
           328 Newman Springs Road                                 124,900(8)                 *
           Red Bank, NJ 07701

           Barry Shapiro, CPA
           Parkway 109 Office Center
           328 Newman Springs Road                                  60,000(9)                 *
           Red Bank, NJ 07701

           BMAC Corp.
           502 E. John Street
           Carson City, NV 89706                               1,965,500 (10)            10.7 %

           All    Directors,    Officers   and   5%
           Shareholders  as a group (8  persons  in
           number) (2, 3, 4, 5, 6, 7, 8, 9)                         7,073,731             38.5%
-------------------------


* Indicates less than 1%

(1) Unless otherwise indicated below, each director, officer and 5% shareholder has sole voting and sole investment power with respect to all shares that he beneficially owns.
(2) Includes vested and presently exercisable options of Mr. Herbert Kurinsky to purchase 200,000 shares of common stock. Amounts and percentages indicated for Mr. Kurinsky include an aggregate of 250,000 shares of common stock, which shares vest in equal amounts of 50%, on December 31, 2005 and December 31, 2006.

(3) Includes vested and presently exercisable options of Mr. William J. Kurinsky to purchase 200,000 shares of common stock. Amounts and percentages indicated for Mr. Kurinsky also include an aggregate 1,978,240 shares of common stock issuable upon conversion of 197,824 shares of Series B Convertible Redeemable Preferred Stock.
(4) Amounts and percentages indicated for Mr. Kurylak include an aggregate of 833,334 shares of common stock and options to purchase 166,667 shares of common stock, all of which securities vest in equal amounts over a two-year period commencing: a) December 31, 2005 and December 31, 2006 with respect to 166,667 common shares and 166,667 options, and
         b) on February 1, 2006 and February 1, 2007 with respect to 666,667 shares of common stock.
(5) Includes vested and presently exercisable options of Mr. Robert Rabinowitz to purchase 143,750 shares of common stock. Amounts and percentages indicated for Mr. Rabinowitz include an aggregate of 66,667 shares of common stock, which shares vest in equal amounts of 50%, on February 1, 2006 and February 1, 2007. Mr. Rabinowitz's children own 2,000 shares of common stock.
(6) Includes vested and presently exercisable options of Ms. Mindy Horowitz to purchase 100,000 shares of common stock. Amounts and percentages indicated for Ms. Horowitz include an aggregate of 66,667 shares of common stock, which shares vest in equal amounts of 50%, on February 1, 2006 and February 1, 2007.
(7) Includes vested and presently exercisable options of Mr. Ward Jones to purchase 100,000 shares of common stock. (8) Includes vested and presently exercisable options of Ms. Norma Doxey to purchase 112,500 shares of common stock. (9) Includes vested and presently exercisable options of Mr. Barry Shapiro to purchase 60,000 shares of common stock.
         (10) As reported under Schedule 13D filing made by BMAC Corp. dated October 1, 2004 as amended on March 4, 2005.

Certain Reports

         No person who, during the year ended December 31, 2004, was a Director, officer or beneficial owner of more than ten percent of our common stock (which is the only class of our securities registered under Section 12 of the Securities Exchange Act of 1934) except as described herein, failed to file on a timely basis, reports required by Section 16 of the Securities Exchange Act during the most recent year or prior years. The foregoing is based solely upon our review of Forms 3 and 4 during the most recent year as furnished to us under Rule 16a-3(d) under the Securities Exchange Act, and Forms 5 and amendments thereto furnished to us with respect to our most recent year, and any representation received by us from any reporting person that no Form 5 is required.

         We believe that certain shareholders, including BMAC Corp., have failed to comply with their reporting requirements under the Securities and Exchange Act of 1934, including the requirement to file Forms 3 and 4 with respect to their holdings and sale and purchases of our Common Stock. However, as a result of these failures, we cannot ascertain with certainty the extent of any potential failure to comply with the rules regarding these filings.

         It is expected that the following will be considered at the Annual Meeting and action taken thereon:

                            I. ELECTION OF DIRECTORS

         Our Restated Certificate of Incorporation provides for the classification of the Board of Directors into three classes of Directors, each class as nearly equal in number as possible but not less than one Director, each to serve for a three-year term, staggered by class. Our Restated Certificate of Incorporation further provides that a Director or the entire Board of Directors may be removed only for cause and only by the affirmative vote of the holders of at least 70% of the combined voting power of our voting stock, with vacancies on the Board being filled only by a majority vote of the remaining Directors then in office.

         The Board of Directors currently consists of five Directors divided into three classes (Class I, II and III) consisting of two members each for Classes I and II and one Director presently remaining in Class III. Until December 31, 2002, the Board of Directors consisted of six Directors dividend into the three classes. However, as of December 31, 2002, Mr. David I. Portman, formerly a Class III Director, resigned from our Board of Directors. We have not yet nominated any person to fill the vacancy on our Board of Directors created by Mr. Portman's resignation. On May 4, 2005, Norma Doxey, who served as a Class II Director since 1988 resigned from the Board. The vacancy created by her resignation was filled on May 4, 2005 by Victor K. Kurylak, who also serves as our Chief Executive Officer and President.

         The affirmative vote of a plurality of the outstanding shares of Common Stock and Series B Preferred Stock entitled to vote thereon and voting together as a single class at the Annual Meeting of shareholders is required to elect the Class I Directors. All proxies received by the Board of Directors will be voted for the election as Class I Directors of the nominees listed below if no direction to the contrary is given. In the event that a nominee is unable to proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate that this will occur. Family relationships exist among the following executive officers and directors: Mr. Herbert Kurinsky is the uncle of Mr. William J. Kurinsky and Mr. Robert I. Rabinowitz, our general counsel, is the brother-in-law of Mr. William J. Kurinsky.

         The term of the Class I Directors expire at this Annual Meeting and the Class I Directors are the sole Directors nominated for election at this Annual Meeting. Our present Directors nominated for reelection to our Board of Directors as the Class I Directors at the Annual Meeting are Mr. Herbert Kurinsky and Mr. William J. Kurinsky.

         The following table sets forth certain information as of the date hereof with respect to each of our nominees, directors and executive officers whose term of office continues after the Annual Meeting.


Name                              Position with Company, Office and Age                             Director     Term
                                                                                                      Since      Expires

                                                  CLASS I - NOMINEE
Herbert Kurinsky                  Class I Director and Chairman of the Board of Directors-  First     1987        Nominee
                                  Montauk Financial Corp., 73

William J. Kurinsky               Class I  Director,  Vice-Chairman  of the  Board of  Directors-     1987        Nominee
                                  First Montauk Financial Corp., 44

                                                      CLASS III
Ward R. Jones, Jr.                Class III Director,  First Montauk Financial Corp.,  Registered     1991         2006
                                  Representative of First Montauk Securities Corp., 73

                                                      CLASS II
Victor K. Kurylak                 Class II Director, First Montauk Financial Corp., and               2005         2007
                                  President and Chief Executive Officer, First Montauk Financial
                                  Corp. and Montauk Financial Group, 48

Barry D. Shapiro                  Class II Director, First Montauk Financial Corp., 63                2000         2007

                                                 Executive Officers

Robert I. Rabinowitz              Executive Vice President, General Counsel and Secretary -First Montauk Financial
                                  Corp., Montauk Financial Group, 48

Mindy A. Horowitz                 Acting Chief Financial Officer, Sr. Vice President of Finance -First Montauk
                                  Financial Corp., Chief Financial Officer, Treasurer, Fin.Op.- Montauk Financial
                                  Group, 47


Class I Directors - Nominees

     Herbert Kurinsky, our Chairman, became a Director and the President of First Montauk Financial Corp. on November 16, 1987. Mr. Kurinsky is a co-founder of First Montauk Financial Corp. and served as its President, one of its Directors and its Registered Options Principal for Montauk Financial Group since September of 1986. Effective January 1, 2004, Mr. Kurinsky relinquished his duties as our Chief Executive Officer, a position he held from 1987 to that date. From March 1984 to August 1986, Mr. Kurinsky was the President of Homestead Securities, Inc., a New Jersey broker/dealer. From April 1983 to March 1984, Mr. Kurinsky was a branch office manager for Phillips, Appel & Waldon, a securities broker/dealer. From February 1982 to March 1983, Mr. Kurinsky was a branch office manager for Fittin, Cunningham and Lauzon, a securities broker/dealer. From November 1977 to February 1982, he was a branch office manager for Advest Inc., a securities broker/dealer. Mr. Kurinsky received a B.S. degree in economics from the University of Miami, Florida in 1954.

     William J. Kurinsky, serves as our Vice Chairman of the Board of Directors. In 2004, Mr. Kurinsky served as our Chief Executive Officer, Vice Chairman, Chief Financial Officer and Secretary. Mr. Kurinsky relinquished these offices on February 8, 2005. Mr. Kurinsky previously served as our Vice President, a Director and Chief Operating Officer, in addition to serving as Chief Financial Officer and Secretary, since November 16, 1987. He is a co-founder of First Montauk Financial Corp. and has been one of its Directors and/or executive officers since September of 1986. Prior to that date, Mr. Kurinsky was Treasurer, Chief Financial Officer and Vice President of Operations of Homestead Securities, Inc., a securities broker/dealer. Mr. Kurinsky received a B.S. from Rutgers University in 1984. He is the nephew of Herbert Kurinsky.

Directors Continuing in Office

     Victor K. Kurylak was appointed as a Director on May 4, 2005, became our Chief Executive Officer on February 8, 2005, and continues to serve as our President. From January 1, 2004, Mr. Kurylak was our President and Chief Operating Officer through February 8, 2005. From January 2001 through December 2003, Mr. Kurylak was a self-employed business consultant, and was retained by us prior to his becoming our President and Chief Operating Officer. From November 1995 through December 2000 he was the owner and Executive Vice
President for Madison Consulting Group/Summit Insurance, an independent insurance brokerage firm. From February 1990 through October 1995, Mr. Kurylak was the Chief Information Officer for Rockefeller Financial Services in New York City. Mr. Kurylak received his Bachelor of Sciences degree in Engineering from Princeton University in 1979. Mr. Kurylak is registered as a general securities representative and registered principal and is licensed as a life, health and property and casualty insurance producer.

     Barry D. Shapiro, CPA has been a member of our Board of Directors since December 6, 2000. From October 2000 to the present, Mr. Shapiro is a shareholder of the accounting firm, Withum, Smith + Brown in its Red Bank, New Jersey office. Mr. Shapiro was a partner of Shapiro & Weisman CPA, P.A. from 1976 thru 1996 when he became a partner of Rudolf, Cinnamon & Calafato, P.A. until joining Withum, Smith + Brown. Mr. Shapiro was previously employed with the Internal Revenue Service from 1965 thru 1971, where he was responsible for audit, review and conference functions. Mr. Shapiro is a member of the New Jersey Society of Certified Public Accountants, where he currently participates on the IRS Co-Op and State Tax Committees. Mr. Shapiro is a past Trustee, Treasurer and Vice President of the NJSCPA. He has been involved and is in many civic and community activities, as well as charitable organizations, including the Monmouth County New Jersey Chapter of the American Cancer Society and the Ronald McDonald House of Long Branch, New Jersey. Mr. Shapiro received a B.S. in Accounting from Rider College in 1965.

     Ward R. Jones, Jr. has been a member of our Board of Directors since June 1991. From 1955 through 1990, Mr. Jones was employed by Shearson Lehman Brothers as a registered representative, eventually achieving the position of Vice President. Mr. Jones is currently a registered representative of First Montauk Securities Corp., but does not engage in any securities business.

Executive Officers

     Victor K. Kurylak,  President and Chief  Executive  Officer,  First Montauk
Financial  Corp.  and  Montauk   Financial  Group.  See  complete   biographical
information above.

     Robert I. Rabinowitz, Esq. has been our General Counsel since 1987. In February 2005 he became our secretary, and retained the position of Executive Vice President and General Counsel. Previously, he served as General Counsel of Montauk Financial Group from 1986 until 1998 when a new general counsel was named. Thereafter, he became the Chief Administrative Officer of Montauk Financial Group as well as a General Securities Principal. From January 1986 until November 1986, he was engaged in the private practice of law for the firm of Brodsky, Greenblatt & Renahan, based in Rockville, Maryland. Mr. Rabinowitz is an attorney at law licensed to practice in New Jersey, Maryland and the District of Columbia, and is a member of the Board of Arbitrators for the National Association of Securities Dealers, Department of Arbitration. Mr. Rabinowitz received his B.A. degree from American University in 1979 and a J.D. from The Antioch School of Law, Washington, D.C. in 1983. Mr. Rabinowitz's wife is a niece of Mr. Herbert Kurinsky and a sister of Mr. William J. Kurinsky.

     Mindy A. Horowitz, CPA, was appointed acting Chief Financial Officer of First Montauk Financial Corp. effective February 8, 2005. In January 2005, she became the Chief Financial Officer and Financial and Operations Principal of Montauk Financial Group. She had previously been Vice President of Finance for Montauk Financial Group since September 1995. Prior to that, Ms. Horowitz was a tax partner with and held other positions at the accounting firm of Broza, Block & Rubino from 1981 through 1995 when she joined First Montauk Securities Corp. Ms. Horowitz is a Certified Public Accountant. Ms. Horowitz received her B.S. degree in Accounting from Monmouth College in 1981.

Significant Employee

     Mark D. Lowe, 46, has been President of Montauk Insurance Services, Inc. since October 1998. From 1982 to 1998 Mr. Lowe was a Senior Consultant with Congilose & Associates, a financial services firm specializing in insurance and estate planning. Mr. Lowe became a Certified Financial Planner in July 1991, a Chartered Financial Planner in 2001 and a Chartered Life Underwriter in 2003. Mr. Lowe graduated Ocean County College in Toms River, NJ. Mr. Lowe is the past President of the Estate and Financial Planning Council of Central New Jersey.

Compensation of Directors; Meetings of Directors

     We pay our directors who are not also our employees a retainer of $250 per meeting of the Board of Directors attended and for each meeting of a committee of the Board of Directors not held in conjunction with a Board of Directors meeting. In 2004 the board authorized additional payments to our directors who are not our employees, to include an annual payment of $5,000 payable in quarterly installments. Members of the audit committee are also entitled to an additional $750 per annum payment. Directors that are also our employees are not entitled to any additional compensation as such. During 2004, the Board of Directors met on seven occasions and voted by unanimous written consent on two occasions. No member of the Board of Directors attended less than 75% of the aggregate number of the total number of meetings of the Board of Directors or the total number of meetings held by all Committees of the Board of Directors.

Independence

     The Board of Directors has determined that the Messrs. Barry Shapiro and Ward R. Jones, Jr. are independent within the meaning of the applicable Nasdaq listing standards.

Committees of the Board of Directors

     The Board of Directors has two committees: Audit and Compensation. First Montauk does not have a standing nominating committee of the Board of Directors.

     For the year ended December 31, 2004, the members of the committees, and a description of the duties of the Committees were as follows:

Audit Committee.  Our audit committee acts to:

o review with management our finances, financial condition and interim financial statements;

o        review with our independent auditors the year-end financial statements;
         and

o review implementation with the independent auditors and management any action recommended by the independent auditors and the retention and termination of our independent auditors.

     During the year ended December 31, 2004, the audit committee met on two occasions. One of those meeting was to approve the appointment of Lazar Levine & Felix, LLP as our new auditing firm for year 2004. The audit committee adopted a written charter governing its actions effective June 23, 2000 and was filed as an exhibit to our proxy statement for our 2004 Annual Meeting of Shareholders. During 2004 the members of the audit committee were Ward R. Jones and Barry D. Shapiro. Both of the members of our audit committee were "independent" within the definition of that term as provided by Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers. The Board has determined that Mr. Shapiro qualified as the audit committee financial expert as defined under applicable Securities and Exchange Commission rules. Mr. Shapiro serves as chairman of this committee.

Report of the Audit Committee*:

         In fulfilling its oversight responsibilities, the Audit Committee:

                o reviewed and discussed the audited financial statements in the Annual Report with management;

                o reviewed with the company's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States of America, their judgments as to the company's accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, "Communications with Audit Committees (as amended)";

                o discussed with the independent auditors the auditors' independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board and reviewed the independence letter from the independent auditors required by Independence Standard Board Standard No. 1, "Independence Discussions with Audit Committees"; and

                o recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Commission.

                                     By the Audit Committee of the Board of
                                     Directors of First Montauk Financial Corp.:

                                     Barry D. Shapiro
                                     Ward R. Jones, Jr.

* The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Compensation Committee. The compensation committee functions include administration of our 2002 Incentive Stock Option Plan and 1996 Senior
Management Option Plan and the negotiation and review of all employment agreements with our executive officers. The compensation committees' members are Ward R. Jones and Barry D. Shapiro. As mentioned above, Mr. Jones and Mr. Shapiro are independent within the definition of that term as provided by Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers. During the year ended December 31, 2004, the committee met on two occasions.

Compensation Committee Interlocks and Insider Participation

     There are no compensation committee interlocks between the members of our compensation committee and any other entity. None of the members of the Board's compensation committee are executive officers of our company. Mr. Jones is a registered representative of our broker-dealer subsidiary, First Montauk Securities Corp., but does not engage in any securities business.

Compensation Committee Report on Executive Compensation*

     This report is submitted by the compensation committee of the Board of Directors. During the year ended December 31, 2004, the compensation committee was responsible for reviewing our stock plans and reviewing and approving compensation matters concerning our executive officers and key employees.

     Overview and Philosophy. We used our compensation program to achieve the following objectives:

         o To provide compensation that attracts, motivates and retains the talented, high caliber officers and employees necessary to achieve our strategic objectives, as determined by the compensation committee;

         o        To align the interest of officers with our success;

         o To align the interest of officers with shareholders by including long-term equity incentives; and

         o To increase our long-term profitability and, accordingly, increase shareholder value.

     Compensation under the executive compensation program is comprised of cash compensation in the form of base salary, bonus compensation and long-term incentive awards, generally in the form of options to purchase common stock or grants of restricted common stock. In addition, the compensation program includes various other benefits, including medical and insurance plans and the employee stock option incentive plans and company sponsored 401(k) plans, both of which plans are generally available to all of our employees.

     The principal factors which the compensation committee considered with respect to each officer's compensation package for the year ended December 31, 2004 are summarized below. The compensation committee may, however, in its discretion, apply different or additional factors in making decisions with respect to executive compensation in future years.

     Base Salary. Compensation levels for each of our executive officers, including the Chief Executive Officer, are generally set within the range of salaries that the compensation committee believes are paid to officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the compensation committee takes into account such factors as (i) our past performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The compensation committee does not assign relative weights or ranking to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to the our long-term goals and strategies. Base salary, while reviewed annually, is only adjusted as deemed necessary by the compensation committee in determining total compensation for each officer.

     Additionally, certain executives, including Herbert Kurinsky, our Chairman during 2004, William J. Kurinsky, our Chief Executive Officer during 2004, and Victor Kurylak, our President and Chief Operating Officer during 2004 have existing employment agreements with us which set forth certain levels of base salary and bonus compensations. Each of these persons entered into new employment agreements with us effective January 1, 2004, the terms of which are discussed in this report. However, subsequent to the end of 2004, we entered into a new employment agreement with Mr. Kurylak and a separation agreement with Mr. William Kurinsky. You are directed to the detailed discussion of these agreements under the heading "Employment, Severance and Change of Control Agreements" appearing elsewhere in this Proxy Statement.

     Equity Incentives. The compensation committee believes that stock participation aligns officers' interests with those of the shareholders. In addition, the compensation committee believes that equity ownership by officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain key executive officers. Long term incentive compensation, generally granted in the form of stock options, allows the officers to share in any appreciation in the value of our common stock.

     In making stock option grants, the compensation committee considers general corporate performance, individual contributions to our financial, operational and strategic objectives, level of seniority and experience, existing levels of stock ownership, previous grants of restricted stock or options, vesting schedules of outstanding restricted stock or options and the current stock price. With respect to the compensation determination for the year ended December 31, 2004, the compensation committee considered these criteria in granting equity awards to certain of our executives, as discussed below.

     Each of Mr. Herbert Kurinsky, Mr. William J. Kurinsky and Mr. Victor K. Kurylak received equity compensation in connection with the employment agreements each of them entered into with us, effective as of January 1, 2004. Each of Messrs. Kurinsky received an award which granted them the right to receive an aggregate of 375,000 restricted shares of common stock, which vest in equal amounts of 33.3%, on December 31, 2004, December 31, 2005 and December 31, 2006. Mr. William Kurinsky's restricted shares all vested upon the termination of his employment on February 8, 2005. Mr. Kurylak was granted options to purchase 500,000 shares of common stock and 250,000 restricted shares of common stock, all of which vest in equal amounts over a three-year period, commencing on the first anniversary of his employment agreement. In addition, we granted options to purchase 100,000 shares of common stock to Mr. Robert I. Rabinowitz during 2004.

     Other Benefits. We also have various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. We offer a 401(k) savings plan, which allows employees to invest in a wide array of funds on a pre-tax basis, as well as insurance and other benefit plans for its employees, including executive officers. We also provide use of a company automobile or alternatively reimbursement for automobile expenses as well as business-expense reimbursement.

     Chief Executive Officer and President/Chief Operating Officer Compensation. The terms of the compensation paid to each of our Chief Executive Officer and our President/Chief Operating Officer for 2004 were determined primarily in accordance with the employment agreements entered into by such officers on January 1, 2004. For 2004, our Chief Executive Officer received a base salary of $300,000 and our President-Chief Operating Officer received a base salary of $250,000. Our Chief Executive Officer received an increase in his base salary in 2004 as compared to the year ended December 31, 2003 pursuant to the terms of his then-effective employment agreements. For 2003, our Chief Executive Officer was entitled to a base salary of $231,218. We initially hired our President-Chief Operating Officer on December 15, 2003, and accordingly do not have comparative data.

     During 2004, we awarded our Chief Executive Officer a cash bonus of $31,590 and our President-Chief Operating Officer a cash bonus of $63,181, which amounts were contemplated by their respective employment agreements. In addition, each such officer received an automobile allowance and commission amount as set forth in the footnotes under the Summary Compensation Table appearing under the heading "Executive Compensation and Related Information." We paid a bonus of $200,000 to our former Chief Executive Officer (and present Chairman) for 2003 in consideration of his agreement to accept a new employment contract for a new salary and shorter employment duration as he was entitled under his prior contract. With respect to Mr. William Kurinsky, who was our Chief Executive Officer during 2004, a bonus of $50,000 was paid for 2003 in recognition of his promotion to Vice Chairman and Chief Executive Officer. As discussed below, each of these employees entered into new employment agreements effective January 1, 2004.

     New Employment Agreements. In February 2005, the compensation committee approved a new employment agreement for Mr. Victor K. Kurylak and a separation agreement for Mr. William J. Kurinsky. Pursuant to these arrangements, Mr. Kurylak became our Chief Executive Officer and Mr. Kurinsky resigned his position as our Chief Executive Officer and Chief Financial Officer. We also entered into new employment agreements on such date with Mr. Robert I. Rabinowitz as our Executive Vice President, General Counsel and Secretary and Ms. Mindy A. Horowitz, as our Chief Financial Officer and Treasurer. Each agreement became effective as of February 8, 2005. We entered into these new agreements in order to provide for the orderly transition to our new Chief Executive Officer, strengthen our overall management team and to include adequate provisions for these employees in the event of a change of control event. The committee believes that these officers are essential to our success, and that their continued retention, including in the event of a threat of a change of control of our company, necessitated that these executives be eligible for added compensation under certain conditions. The new employment agreements also provide for additional financial and employment security under other conditions, such as termination without cause. Additional information relating to these new agreements is described under the heading "Employment, Severance and Change of Control Agreements" appearing elsewhere in this Proxy Statement.

     Tax Deductibility of Executive Compensation. Section 162(m) of the Code limits the tax deduction to us to $1 million for compensation paid to any of the executive officers unless certain requirements are met. The compensation committee has considered these requirements and the regulations. It is the compensation committee's present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation be deductible for United States federal income tax purposes. The compensation committee believes that any compensation deductions attributable to options granted under the employee stock option plan currently qualify for an exception to the disallowance under Section 162(m). Future option grants to executive officers under each of our employee stock option plans will be granted by the compensation committee.

                                         By the Compensation Committee of
                                         the Board of Directors of First Montauk
                                         Financial Corp.

                                         Ward R. Jones, Jr.
                                         Barry D. Shapiro

     * This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating Matters

     We have not established a separate nominating committee due to the current size and composition of our Board of Directors. The full Board of Directors is responsible for attending to our nominating and corporate governance matters, including reviewing and recommending changes to the Board's composition and structure; establishing criteria for membership and evaluating corporate policies relating to the recruitment of Board members; implementing and monitoring policies regarding principles of corporate governance in order to ensure the Board's compliance with its fiduciary duties to the company and its shareholders; and making recommendations regarding proposals submitted by shareholders.

     Board candidates are considered based upon various criteria, such as their business and professional skills and experiences, concern for the long-term interests of the shareholders, whether the individual satisfies criteria for independence as may be required by applicable regulations and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of our industry. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our company.

     Our policy with respect to shareholder nominees require that the Board of Directors evaluate nominees recommended by shareholders in the same manner as it evaluates other nominees. Our policy is to consider suggestions for Board membership submitted by shareholders in accordance with the following. Shareholders may nominate qualified director candidates for consideration by delivering notice to our Corporate Secretary at our principal executive offices in accordance with the provisions of our Bylaws and the provisions set forth herein under the heading "Shareholder Proposals." The notice must contain certain prescribed information about the proponent and the nominee(s), including such information about the nominee(s) as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the Board.

     All of the nominees for directors being voted upon at the Annual Meeting are directors standing for re-election. Except in the event of unexpected or unusual circumstances, all directors are expected to be present at the Annual Meeting of Shareholders. During the Annual Meeting of Shareholders held on June 25, 2004, all five of our directors were present.

Code of Ethics

     On March 29, 2004, our Board of Directors approved the Code of Ethics and Business Conduct for our company. Our Code of Ethics and Conduct covers all our employees and Directors, including our Chief Executive Officer and Chief
Financial Officer and our President. A copy of our Code of Ethics and Conduct was filed as Exhibit 14 to our annual report on Form10-K for the year ended December 31, 2003. We did not amend or waive any provisions of the Code of Ethics and Business Conduct during the year ended December 31, 2004.

Vote Required for Election of Directors

     The affirmative vote of the holders of a plurality of the shares of Common Stock and Series B Preferred Stock, voting together as a single class, cast at the Annual Meeting is required for the approval of the nominees for the Class I Directors.

     THE BOARD OF DIRECTORS DEEMS THE NOMINEES FOR THE CLASS I DIRECTORS TO BE IN THE BEST INTERESTS OF FIRST MONTAUK AND OUR SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                                   PROPOSAL II
               AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
                            TO INCREASE THE NUMBER OF
                        AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has adopted, subject to stockholder approval, an amendment to Article THIRD of our Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock to 60,000,000 shares from 30,000,000. The text of the Article THIRD (A), as it is proposed to be amended, is as follows:

                  The total number of shares of all classes of stock which this Corporation shall have authority to issue is SIXTY- FIVE MILLION (65,000,000) shares, consisting of SIXTY MILLION (60,000,000) shares of Common Stock, no par value per share (hereinafter, the "Common Stock"), and FIVE MILLION (5,000,000) shares of Preferred Stock, $.10 par value per share (hereinafter, the "Preferred Stock").

     A form of the Amendment to our Restated Certificate of Incorporation, as amended, reflecting the increase in our authorized capital is annexed to this Proxy Statement as Exhibit A.

      background

     Under the present Restated Certificate of Incorporation, as amended, we have the authority to issue 30,000,000 shares of common stock and 5,000,000 shares of Preferred Stock. As of March 31, 2005, 15,354,051 shares of common stock were issued and outstanding.

     Holders of our common stock have the right to share ratably in such dividends on shares of common stock as may be declared by the Board of Directors and upon liquidation or dissolution, each outstanding share of common stock will be entitled to share equally in our assets legally available for distribution to stockholders after the payment of all debts and other liabilities, subject to any superior rights of the holders of Preferred Stock. Common stock holders have no pre-emptive rights and there are no conversion or redemption privileges or sinking fund provisions with respect to our common stock. Neither our common stock nor our Series B Preferred Stock has cumulative voting rights, so holders of more than 50% of the outstanding common stock and Series B Preferred Stock, voting together as a single class, can elect all of our Directors as to which such shareholders are entitled to elect.

         As of March 31, 2005, we:

     o had 2,552,110 shares reserved for issuance upon the exercise of currently outstanding stock options and warrants;

     o had 2,520,000 shares reserved for issuance pursuant to the conversion of outstanding convertible debentures;

     o had 610,738 shares reserved for issuance upon the conversion of the outstanding shares of Series A Preferred Stock;

     o had 1,978,420 shares reserved for issuance upon the conversion of the outstanding shares of Series B Preferred Stock; and

     o may grant up to an additional 3,672,000 options under the 2002 Incentive Stock Option Plan, may grant up to an additional 887,500 options under the 1996 Senior Management Stock Option Plan, and estimates that we will grant 500,000 additional options in the future pursuant to the 2002 Non-Executive Director Stock Option Plan if the number and identity of our non-employee directors remains constant over the life of the 2002 Non-Executive Director Stock Option Plan (assuming that the non-employee directors currently nominated for reelection are elected by our stockholders).

     Based on the foregoing, we will only have available for issuance an aggregate of 1,925,181 shares of common stock for other corporate purposes if the holders of all of our outstanding convertible securities exercised or converted their securities.

Purpose and Effect of Proposal

     We are therefore proposing that our shareholders approve an increase in the number of authorized shares of common stock from 30,000,000 shares to 60,000,000 in order to provide us with the necessary flexibility to issue shares for general corporate purposes that may be identified in the future.

     For instance, in the event that we need to seek additional private financing to secure the necessary capital to implement our business plans, we would require the availability of additional authorized shares. Further, we may, in the future, issue additional shares of common stock for the purpose of paying stock dividends or subdividing outstanding shares through stock splits and providing equity incentives to employees, officers or directors. Other purposes may include, without limitation, funding the acquisition of other companies, adopting additional employee benefit plans or reserving additional shares of issuance under existing plans. Further, we have in the past utilized shares of common stock and convertible securities to settle outstanding obligations, such as arbitrations or lawsuits. Other than our proposed merger with Olympic Cascade Financial Corp., we do not have any current plans to effectuate any of the foregoing actions. We may utilize some or all of these authorized shares for the transaction with Olympic; however, pursuant to the New Jersey Business Corporation Act, under which we are incorporated, our shareholders will have the right and opportunity to vote separately on the transaction with Olympic. However, our Board of Directors believes that it is in our best interests to have additional shares of common stock authorized at this time to alleviate the expense and delay of holding a special meeting of stockholders to authorize additional shares of common stock when and if the need arises.

     No additional action or authorization by stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which our common stock is then listed or quoted. Examples of circumstances in which further shareholder authorization generally would be required for issuance of such additional shares include

     o    transactions that would result in a change of control;

     o transactions involving the issuance of shares representing 20% or more of our outstanding shares, and

     o adoption of, increases in shares available under, or material changes to equity compensation plans.

     The additional common stock to be authorized by adoption of the proposed amendment would become part of the existing class of common stock, and the amendment would not affect the terms of the outstanding common stock or the rights of the holders of the common stock. Adoption of the proposed amendment and issuance of additional shares of common stock would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. Our shareholders do not have preemptive rights with respect to our common stock. Should the board of directors elect to issue additional shares of common stock, existing shareholders would not have any preferential rights to purchase such shares. The proposed amendment would not change the par value of the common stock. If the amendment is adopted, it will become effective upon filing a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of New Jersey. However, the Board of Directors retains the discretion to abandon and not implement the proposed amendment.

     Although we have received an informal request for negotiations that could lead to a change of control, there have been no formal takeover measures taken. The request was from BMAC Corp., which has filed a Schedule 13D that states that they may seek to take over our company or remove and replace our current board. Accordingly, we are not presenting this proposal with the intent that it be utilized as a type of anti-takeover device. The proposal is being made at this time to provide us with greater flexibility to issue shares for general corporate purposes that may be identified in the future.

Anti-takeover Provisions

     We are not introducing this proposal with the intent that it be utilized as a type of anti-takeover device. However, we could use the additional shares of common stock to oppose a hostile takeover attempt or delay or prevent changes of control (whether by merger, tender offer, proxy contest or assumption of control by a holder of a large block of our securities) or changes in or removal of our management. For example, without further shareholder approval, the Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. The issuance of a significant amount of additional shares of common stock would effectively dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of our company. Similarly, we could issue additional shares in a manner that would impede the efforts of shareholders to elect directors other than those nominated by the then-current Board of Directors. Although the Board of Directors is motivated by business and financial considerations in proposing this amendment, and not by the threat of any attempt to accumulate shares or otherwise gain control of our company, shareholders nevertheless should be aware that approval of the amendment could facilitate efforts by us to deter or prevent changes of control in the future, including transactions in which the shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. The proposal to increase the number of authorized shares of common stock, however, is not part of any present plan to adopt a series of amendments having an anti-takeover effect, and management presently does not intend to propose anti-takeover measures in future proxy solicitations.

     The following is a description of other anti-takeover provisions in our charter documents and other agreements. We have no current plans or proposals to enter into any other arrangement that could have material anti-takeover consequences.

     Certificate of Incorporation and Bylaws. Other provisions of our Restated Certificate of Incorporation, as amended, and bylaws may have the effect of deterring unsolicited attempts to acquire a controlling interest in our company or impeding changes in our management. The Restated Certificate of Incorporation provides that our Board may issue, without shareholder action, up to 5,000,000 shares of preferred stock with voting or other rights. We currently have outstanding 305,369 shares of Series A Preferred Stock and 197,842 shares of Series B Preferred Stock. We also have available for future issuance 275,489 shares of Series A Preferred Stock and 247,278 shares of Series B Preferred Stock. Accordingly, there are 3,929,898 undesignated shares of preferred stock. Our shareholders do not have cumulative voting rights, and shareholders representing a majority of the outstanding shares of common stock and Series B Preferred Stock, voting together as a single class, are able to elect all of the directors. Our bylaws provide that only our President, a majority of our Board of Directors and the Chairman of our Board of Directors may call a special meeting of shareholders.

    Series B Convertible Redeemable Preferred Stock. In February, 2005, we authorized the issuance of 445,102 shares of Series B Convertible Redeemable Preferred Stock, of which an aggregate of 197,824 shares of Series B Convertible Redeemable Preferred Stock are issued and outstanding. Holders of the shares of Series B Preferred may convert such shares into shares of our common stock at a conversion rate of 10 shares of common stock for each share of Series B Preferred Stock. The Series B Preferred Stock provides that the holder shall have the right to require us to redeem the Series B Preferred Stock in the event of our merger or consolidation with another entity unless such transaction results in our shareholders receiving securities of the other entity that are listed for trading on an exchange, on the Nasdaq Stock Market, the Over the Counter Bulletin Board or the "Pink Sheets" and such other entity is a reporting company under the Securities Exchange Act of 1934, as amended. Further, in the case of any merger or consolidation with any other company or upon the sale or other conveyance of all or substantially all our assets, we will be required to make appropriate provision so that the holder of each share of Series B Preferred Stock then outstanding will have the right to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such event by a holder of the number of shares of common stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such event. This feature may make more difficult or discourage a change of control of First Montauk.




     Convertible Notes. In 2002 and 2003 we sold an aggregate principal amount of $3,135,000 of 6% convertible debentures, due five years from issuance. Holders of the debentures may convert them into shares of our common stock at a conversion price of $0.50 per share. As of March 31, 2005, there remain outstanding an aggregate principal amount of $1.26 million of these debentures. These instruments provide that in the event we sell all or substantially all of our assets or merge or are consolidated with another corporation in which we are not the surviving corporation, the holders may require us to purchase all of the then-outstanding debentures at 100% of the principal and accrued and unpaid interest. This feature may make more difficult or discourage a change of control of First Montauk.

     Employment Agreement with Chief Executive Officer. Effective February 1, 2005, the employment of our Chief Executive Officer is governed by a new employment agreement. For a discussion of many of the terms of this agreement, see the summary of this agreement under the caption "Employment, Severance and Change of Control Agreements," below. First Montauk's employment agreement with Mr. Kurylak provides that in the event of a change of control (as defined in the employment agreement), the conditions to the vesting of any outstanding restricted stock awards granted to him shall be deemed void and all such shares shall be immediately and fully vested. In addition, in the event of termination without cause, Mr. Kurylak would be entitled to a severance payment consisting of accrued compensation, continuation of his benefits and payment of his base salary for a period of the greater of three months or the end of the term of the agreement. These features may discourage a merger proposal, tender offer or other attempt to gain control of First Montauk.

     Employment Agreement with Chairman. Pursuant to his employment agreement dated January 1, 2004, Mr. Herbert Kurinsky resigned as Chief Executive Officer and remained as our Chairman. This agreement expires on December 31, 2006 and automatically renews for an additional one-year term, unless we elect not to renew it. For a discussion of many of the terms of this agreement, see the summary of this agreement under the caption "Employment, Severance and Change of Control Agreements," below. Our employment agreement with Mr. Kurinsky provides that he is entitled to a severance of one year salary in the event his employment is terminated without cause or the contract is not renewed and a severance benefit equal to three times the five year average compensation paid to him in the event he is terminated after a change in our control, as defined in the agreement. These features may discourage a merger proposal, tender offer or other attempt to gain control of First Montauk.

     Equity Compensation Plans. Our equity compensation plans provide for acceleration of vesting under the circumstances deemed to be a change in control, as described in such plans. The acceleration of vesting of options upon a change of control may be viewed as an anti-takeover measure, and may have the effect of discouraging a merger proposal, tender offer or other attempt to gain control of our company. Subject to certain exceptions, our equity compensation plans provide that accelerated vesting of outstanding options could occur in the following events:

     o the Board (or, if approval of the stockholders is required as a matter of law, our stockholders) approves any consolidation or merger in which we are not the surviving corporation or pursuant to which shares of common stock would be converted into cash, securities or other property, other than a merger in which the holders of common stock immediately prior to the merger have the same proportionate ownership off the surviving corporation immediately after the merger, or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of our assets;

     o any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), corporation or other entity (a) purchases common stock (or securities convertible into common stock) pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (b) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing 25% or more of the combined voting power of our then outstanding securities; or

     o during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority of our Board of Directors unless the election, or the nomination for election by our stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office.




<     In addition, we are also authorized under our 1996 Senior Management Plan, as amended, to grant Stock Appreciate Rights, or SARs. SARs may be granted simultaneously with, or subsequent to, the grant of a related option and may be exercised to the extent that the related option is exercisable, a holder may be granted general SARs and/or limited SARs. General SARs permit the holder thereof to receive an amount (in cash, shares of Common Stock or a combination of both) equal to the number of SARs exercised multiplied by the excess of the fair market value of the Common Stock on the exercise date over the exercise price of the related option. Limited SARs are similar to general SARs, except that, unless the plan administrator determines otherwise, they may be exercised only during a prescribed period following the occurrence of one or more of the following events: (i) the approval of our shareholders of a consolidation or merger in which we are not the surviving corporation, the sale of all or substantially all of our assets, or our liquidation or dissolution; (ii) the commencement of a tender or exchange offer for our Common Stock without the prior consent of the Board; (iii) the acquisition of beneficial ownership by any person or other entity of such number of our securities representing 25% or more of the voting power of our outstanding securities; or (iv) if during any period of two years or less, individuals who at the beginning of such period constitute the entire Board cease to constitute a majority of the Board, unless the election, or the nomination for election, of each new director is approved by at least a majority of the directors then still in office.

Vote Required

     The affirmative vote of the holders of a majority of the shares of Common Stock and Series B Preferred Stock, voting together as a singled class, cast at the Annual Meeting is required for the approval of this Proposal II. THE BOARD OF DIRECTORS DEEMS PROPOSAL II TO BE IN THE BEST INTERESTS OF FIRST MONTAUK AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Compensation

Summary of Cash and Certain Other Compensation

         The following provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-K) compensation that was awarded to, earned by, paid or accrued during the years ended December 31, 2004, 2003 and 2002 to each of our named executive officers.


                                             SUMMARY COMPENSATION TABLE

                                                                                                      Long Term
                                                                                                      Compensation Awards


                                                                                                                       No. of
                                                                                                     Restricted Stock  Securities
                                      Year                                     Other Annual          Award(s)          Underlying
    Name and Principal Position       Ended      Salary           Bonus        Compensation                            Options/ SARs

Herbert Kurinsky                      2004       $200,000         $ 42,570     $93,748 (2)            375,000 (1)       0
Chairman of the Board of Directors    2003       $206,218         $200,000     $  2,500 (2)           0                 0
- FMFC (1)                            2002       $181,218         $ 0          $  2,500 (2)           0                 0

William J. Kurinsky                   2004       $300,000         $31,590      $97,269 (4)            375,000 (3)       0
Chief Executive and Chief Financial   2003       $206,218         $50,000      $     0  (4)           0                 0
Officer and Secretary - FMFC and      2002       $181,218         $ 0          $  2,000 (4)           0                 0
Montauk Financial Group (3)

Victor K. Kurylak, President and      2004       $250,000         $63,181      $65,356 (6)            250,000 (5)       500,000 (7)
Chief Operating Officer, FMFC and
Montauk Financial Group (5)

Robert I. Rabinowitz                  2004       $180,000         $25,000      $  3,663 (9)           0                 100,000 (10)
General Counsel - FMFC and Montauk    2003       $150,000         $10,000      $  2,500 (9)           0                 0
Financial Group (8)                   2002       $150,000         $ 0          $  2,500 (9)           0                 0

Mindy A. Horowitz                     2004       $125,000         $20,000      $  3,663 (12)          0                 0
Acting Chief Financial Officer,       2003       $125,000         $15,000      $  2,500 (12)          0                 100,000 (11)
FMFC, and Chief Financial Officer,    2002       $125,000         $ 0          $  2,500 (12)          0                 0
Fin. Op. Montauk Financial Group
(13)
----------------------------


(Footnotes to Summary Compensation Table)
(1) Mr. Herbert Kurinsky is the beneficial owner of 461,518 shares of the Company's Common Stock as of December 31, 2004, which shares had a market value of $253,835 as of that date, without giving effect to the diminution in value attributable to the restriction on said shares. In January 2004, Mr. Herbert Kurinsky was issued 375,000 shares of restricted common stock in conjunction with his employment agreement. The shares vest equally over a three-year period on December 31, 2004, December 3, 2005 and December 2006.

(2) Includes: (i) for 2004 stock compensation of $90,562 and an automobile allowance of $3,186 (ii) for 2003, an automobile allowance of $2,500; and (iii) for 2002, an automobile allowance of $2,500.

(3) Effective February 8, 2005, Mr. William Kurinsky relinquished the office of Chief Executive Officer. He is the beneficial owner of 1,780,823 shares of the Company's Common Stock as of December 31, 2004, which shares had a market value of $979,453 as of that date, without giving effect to the diminution in value attributable to the restriction on said shares. In January 2004, Mr. William J. Kurinsky was issued 375,000 shares of restricted common stock in conjunction with his employment agreement. The shares vest equally over a three-year period on December 31, 2004, December 3, 2005 and December 2006. In February 2005, we issued 197,824 shares of newly created Series B Preferred Stock valued at $1,000,000 to Mr. William Kurinsky pursuant to the terms of a Separation Agreement as discussed below in greater detail. Mr. Kurinsky's previously granted options to purchase 325,000 shares of our common stock with exercise prices of $0.83 to $2.00 per share have been cancelled. Mr. Kurinsky, in connection with his services as a consultant, will receive new options to purchase an aggregate of 200,000 shares of Common Stock with an exercise price of $0.83 per share. The new options will have a three-year exercise term. Mr. Kurinsky's existing restricted stock of 250,000 common shares is also immediately vested.

(4) Includes: (i) for 2004 stock compensation of $90,526, commission of $2,142 and an automobile allowance of $4,565 (ii) for 2003 no automobile allowance was paid, (iii) for 2002, an automobile allowance of $2,000.

(5) Mr. Victor K. Kurylak is the beneficial owner of 250,000 shares of the Company's Common Stock as of December 31, 2004, which shares had a market value of $137,500 as of that date, without giving effect to the diminution in value attributable to the restriction on said shares. In February 2005 we issued 1,000,000 restricted shares of common stock pursuant to the terms of his new employment agreement. These shares were granted to Mr. Kurylak pursuant to the terms of his new employment agreement as discussed below in greater detail.

(6) Includes: for 2004 stock compensation of $60,375 and an automobile allowance of $4,981.

(7) In 2004 the Compensation  Committee authorized an option grant to Mr. Victor
K. Kurylak to purchase 250,000 shares of Common Stock at an exercise price of $.75 per share for 5 years, and an option grant to purchase 250,000 shares of Common Stock at an exercise price of $.50 per share for 5 years. Mr. Kurylak returned the option grant exercisable at $.75 in February 2005 in conjunction with a new employment agreement, as discussed in greater detail below.

(8) Mr. Robert I. Rabinowitz is the beneficial owner of 29,500 shares of the Company's Common Stock as of December 31, 2004, which shares had a market value of $16,225 as of that date, without giving effect to the diminution in value attributable to the restriction on said shares. Subsequent to the year ended December 31, 2004, we granted the named executive officer the right to receive an aggregate of 100,000 restricted shares of common stock, which vest in equal amounts of 33.3%, on February 1, 2005, February 1, 2006 and February 1, 2007. These shares were granted to Mr. Rabinowitz pursuant to the terms of his new employment agreement as discussed below in greater detail.

(9) Includes: (i) for 2004, an automobile allowance of $3,663 (ii) for 2003, an automobile allowance of $2,500; and (iii) for 2002, an automobile allowance of $2,500.

(10) In 2004 the Compensation Committee authorized an option grant to Mr. Robert Rabinowitz to purchase 100,000 shares of common stock at an exercise price of $.50 for five years. In 2001, the Committee authorized an option grant to Mr. Rabinowitz to purchase 43,750 shares of Common Stock at an exercise price of $1.50 per share for 5 years.

 (11) In 2003 the Compensation Committee authorized an option grant to Ms. Mindy Horowitz to purchase 100,000 shares of common stock at an exercise price of $.50 for five years.

(12) Includes: (i) for 2004, an automobile allowance of $3,663 (ii) for 2003, an automobile allowance of $2,500; and (iii) for 2002, an automobile allowance of $2,500.

(13) Subsequent to the year ended December 31, 2004, we granted the named executive officer the right to receive an aggregate of 100,000 restricted shares of common stock, which vest in equal amounts of 33.3%, on February 1, 2005, February 1, 2006 and February 1, 2007. These shares were granted to Ms. Horowitz pursuant to the terms of her new employment agreement as discussed below in greater detail.




                                        OPTION/SAR GRANTS IN LAST YEAR

         The following table contains information with respect to the named executive officers concerning options granted during the year ended December 31, 2004.


                                                                                       Potential Realizable Value
                                                                                       At Assumed Annual Rates of
                                                                                                  Stock
                                                                                         Price Appreciation For
                                                                                                 Option
                                                                                                  Term
                                          Percent of
                         Number of           Total
                         Securities         Option/
                         Underlying      SARs Granted     Exercise of
                        Option/SARs      To Employees     Base Price     Expiration
        Name            Granted (#)     In Fiscal Year      (S/Sh)           Date        5%  ($)        10%  ($)
        (a)                 (b)             (c) (1)           (d)            (c)           (f)            (g)


Victor K. Kurylak              250,000        28%            $0.50           12/31/08     $19,375       $26,250


Victor K. Kurylak              250,000        28%            $0.75           12/31/08       $0            $0
(2)


Robert I. Rabinowitz           100,000        11%            $0.50            2/16/09      $7,750       $10,500
---------------
(1) Includes options granted to non-employee registered representatives under the 2002 Incentive Stock
Option Plan, as amended.
(2) In February 2005 Mr. Kurylak surrendered these options pursuant to a new employment agreement.




                                             AGGREGATED OPTION/SAR EXERCISES IN LAST YEAR
                                                     AND FY-END OPTION/SAR VALUES

                                                                                                Value of
                              Shares                          Number of                         Unexercised
                              Acquired                        Unexercised                       In-the-money
                              on               Value          Options as of                     Options at
              Name            Exercise         Realized       December 31, 2004                 December 31, 2004 (1)
              ----            --------         --------       -----------------                 ---------------------

                                                            Exercisable/Unexercisable        Exercisable/Unexercisable
     Herbert Kurinsky            --              $0               325,000/0                          $0/$0
     William J. Kurinsky (2)     --              $0               200,000/0                          $0/$0
     Victor K. Kurylak (3)       --              $0               500,000/0                          $12,500/$0
     Robert I. Rabinowitz        --              $0               203,750/0                          $5,000/$0
     Mindy A. Horowitz           --              $0               100,000/0                          $5,000/$0
----------------------
 (1)     Based upon the closing bid price of our common  stock on December  31,  2004 ($.55 per  share), less the  exercise  price for
         the aggregate number of shares subject to the options.
 (2)     In February 2005, Mr. William J. Kurinsky  surrendered  325,000 options and was awarded a new option grant for 200,000 options
         exercisable at $.83 per share for five years.
 (3)     In February 2005 Mr. Kurylak surrendered 250,000 options to purchase common stock at $.75 per share.



 Employment, Severance and Change of Control Agreements

     In January 2004, we entered into employment agreements with Herbert Kurinsky, William J. Kurinsky and Victor K. Kurylak, as our Chairman of the Board, Chief Executive Officer and President and Chief Operating Officer, respectively. In February 2005, Mr. William J. Kurinsky stepped down as our Chief Executive Officer and Victor K. Kurylak was appointed Chief Executive Officer pursuant to a new three-year employment agreement, as described below.

Herbert Kurinsky

     Pursuant to his employment agreement, Mr. Herbert Kurinsky resigned as Chief Executive Officer and remained as our Chairman. This agreement, which will expire on December 31, 2006, provides for a base salary of $200,000 for each year of the agreement. The agreement automatically renews for an additional one-year term, unless we elect not to renew it. Mr. Kurinsky will also be entitled to receive a portion of a bonus pool consisting of 15% of our pre-tax profits, to be determined by our compensation committee. The bonus pool would require a minimum of $500,000 pretax profit per year in order to become effective. He is also entitled to receive commissions at the same rate as paid to our other non-affiliate registered representatives. Mr. Kurinsky is also entitled to a portion of the finance pool as defined as, up to 20% of all underwriters and/or placement agent warrants or options that are granted to Montauk Financial Group upon the same price, terms and conditions afforded to Montauk Financial Group as the underwriter or placement agent, but not to exceed 50% of what is retained by Montauk Financial Group after issuance to the registered representatives who participated in the placements. Mr. Kurinsky also receives health insurance benefits and life insurance as generally made available to our regular full-time employees, and reimbursement for expenses incurred on our behalf and the use of an automobile, or in the alternative, an automobile allowance. The contract also provide for a severance of one year of base salary in the event Mr. Kurinsky's employment is terminated without cause or the contract is not renewed and a severance benefit equal to three times the five year average compensation paid to him in the event Mr. Kurinsky is terminated after a change in our control as defined in the agreement. As additional compensation under the agreement, we granted Mr. Kurinsky the right to receive an aggregate of 375,000 restricted shares of common stock, which vest in equal amounts of 33.3%, on December 31, 2004, December 31, 2005 and December 31, 2006.

William J. Kurinsky

     Pursuant to his 2004 employment agreement, Mr. William J. Kurinsky was appointed as our Chief Executive Officer, remained as our Chief Financial Officer and a director and relinquished his positions as Executive Vice President and Chief Operating Officer. This agreement provided for a base salary of $300,000 for each year of the agreement. On February 8, 2005 we entered into a Separation Agreement with William J. Kurinsky, which provides for Mr. Kurinsky to terminate his employment with us effective on that date. Under the terms of the Separation Agreement, Mr. Kurinsky has relinquished his position as our Chief Executive Officer and that of our subsidiaries, including our broker dealer subsidiary First Montauk Securities Corp. Mr. Kurinsky will remain as a member of our board of directors.

         The Separation Agreement includes the following provisions:

     o Mr. Kurinsky's employment agreement dated January 1, 2004, which would have expired in December 2008, was terminated in full.

     o Mr. Kurinsky was retained as a consultant to the Registrant for a term of two years with consulting fee of approximately $12,600 per month.

     o Mr. Kurinsky was issued an aggregate of 197,824 shares of a newly created class of Series B Preferred Stock, par value $0.10 per share, which will have a deemed issue price of $1,000,000, and is initially convertible into Common Stock on the basis of ten shares of Common Stock for each share of Series B Preferred Stock. The Series B Stock also provides that the Series B Preferred shares have voting rights based upon the number of shares of Common Stock into which it would be converted. The Series B Preferred Stock also includes a cumulative dividend of 8% per year.

     o We issued Mr. Kurinsky a promissory note in the principal amount of $200,000 payable in one year and bearing interest at 8% per annum.

     o We made a lump sum cash payment to Mr. Kurinsky in the amount of $136,000.

     o Mr. Kurinsky's existing options to purchase 325,000 shares of our common stock with exercise prices of $0.83 to $2.00 per share have been cancelled. Mr. Kurinsky, in connection with his services as a consultant, has received new options to purchase an aggregate of 200,000 shares of Common Stock with an exercise price of $0.83 per share. The new options have a three-year exercise term. Mr. Kurinsky's existing restricted stock grant of 250,000 common shares also immediately vested.

     o We will continue to pay for the benefits such as health and medical plans that Mr. Kurinsky was otherwise entitled to under his employment agreement for a period of 24 months.

     o Mr. Kurinsky has received his portion of the securities that he would have been entitled to under our corporate finance bonus pool and also his pro rata bonus which he had been entitled to under his employment agreement through his date of termination.

Victor K. Kurylak

     Pursuant to his 2004 employment agreement, Mr. Victor K. Kurylak was hired as our President and Chief Operating Officer. In connection with Mr. Kurinsky's termination as the Chief Executive Officer, the Board approved the appointment of Mr. Victor K. Kurylak as our Chief Executive Officer. The Board also approved a new employment agreement for Mr. Kurylak and the issuance, as a bonus payment for our performance for the year ended December 31, 2004, and in consideration of Mr. Kurylak assuming the position of Chief Executive Officer, 1,000,000 shares of our common stock. His prior agreement entered into effective January 1, 2004 was terminated. Mr. Kurylak agreed to the cancellation of 250,000 of his outstanding stock options with an exercise price of $0.75 per share. The award of 1,000,000 shares vest in annual increments of one third commencing on February 1, 2005. In the event of a change of control of the Company, all unvested shares would vest.

     Under the terms of Mr. Kurylak's employment agreement, which has a term of three years expiring December 31, 2007 and is effective as of February 8, 2005, Mr. Kurylak receives a base salary of $275,000 per year, subject to annual increases of 10% provided that we have net profits of at least $500,000 per annum. In addition, Mr. Kurylak is entitled to receive medical and other benefits that we provide for our executives, as well as other benefits and automobile expenses. Mr. Kurylak is entitled to participate in our executive bonus pool which has been established by the Board to constitute 15% of our net pre tax profit and would receive a bonus from such pool as determined by the compensation committee. Further, Mr. Kurylak is also entitled to a portion of the finance pool, defined as up to 20% of all underwriters and/or placement agent warrants or options that are granted to Montauk Financial Group upon the same price, terms and conditions afforded to Montauk Financial Group as the underwriter or placement agent, but not to exceed 50% of what is retained by Montauk Financial Group after issuance to the registered representatives who participated in the placements. In the event of termination without cause, Mr. Kurylak would be entitled to a severance payment consisting of accrued compensation, continuation of his benefits and payment of his base salary for a period of the greater of three months or the end of the term of the agreement.

Other Executive Officers and Employees

     In 2005 we also entered into new employment agreements with two senior executive officers, namely, Robert I. Rabinowitz, Mindy A. Horowitz and one member of our senior management team, Brian Cohen. Mr. Rabinowitz serves as our Executive Vice President, General Counsel and Secretary; Ms. Horowitz serves as our Chief Financial Officer and Treasurer and Mr. Cohen is our Senior Vice President-Information Systems. The Board also approved restricted stock awards to each of these persons of 100,000 shares as a performance bonus award and as an incentive to continue their employment with us. The agreements are for one-year terms ending February 8, 2006 and are renewable for successive one year terms unless we provide 120 days prior notice of our intention not to renew the agreements.

     Mr. Rabinowitz will receive a base salary of $190,000 per year and is eligible to participate in our bonus and option plans, receives medical and other benefits as provided to our executives and is entitled to a car allowance. In the event of termination of his employment without cause, Mr. Rabinowitz would be entitled to receive a severance payment equal to the sum of (i) one year's salary and (ii) his portion of the bonus pool payments he would otherwise be entitled to and (iii) payment of the costs of medical and other benefits for 12 months. The agreements with Ms. Horowitz and Mr. Cohen have similar terms except that Ms. Horowitz receives a base salary of $140,000 and Mr. Cohen receives a base salary of $130,000.

Incentive Stock Option Plan

     In June 2002, we adopted the 2002 Incentive Stock Option Plan, which provides for the grant of options to purchase up to 5,000,000 shares of our common stock by our employees, registered representatives and consultants. Under the terms of the Incentive Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment under Section 422 of the Internal Revenue Code, or options which do not so qualify.

     The Incentive Plan is administered by our the compensation committee of our Board of Directors which has the discretion to determine the eligible employees to whom, and the times and the price at which, options will be granted; whether such options shall be Incentive Stock Options or Non-Incentive Stock Options; the periods during which each option will be exercisable; and the number of shares subject to each option. The Board has full authority to interpret the Incentive Plan and to establish and amend rules and regulations relating thereto.

     Under the Incentive Plan, the exercise price of an option designated as an Incentive Stock Option shall not be less than the fair market value of the common stock on the date the option is granted. However, in the event an option designated as an Incentive Stock Option is granted to a ten percent shareholder such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-Incentive Stock Options may be less than such fair market value. The aggregate fair market value of shares subject to options granted to a participant which are designated as Incentive Stock Options which become exercisable in any calendar year may not exceed $100,000.


     The compensation committee may, in its sole discretion, grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay any taxes that may arise in connection with the exercise or cancellation of an option. Unless sooner terminated, the Incentive Plan will expire in 2012.

     Effective as of the date of this Proxy Statement, since the adoption of the 2002 Incentive Plan, we have issued 1,135,600 options to registered representatives and employees which have not been exercised or cancelled. There remain 425,732 options outstanding from our 1992 Incentive Stock Option Plan, resulting in a total of 1,561,332 options outstanding.

Director Plan

     In June 2002, we adopted the Non-Executive Director Stock Option Plan (the "Director Plan"). The Director Plan provides that each non-executive director will automatically be granted an option to purchase 20,000 shares each September 1, provided such person has served as a director for the 12 months immediately prior to such September 1st. A Non-Executive Director who has not served as a director for an entire year prior to September 1st of each year shall receive a pro rata number of options determined as follows:

Date of Membership                                   Options Granted
------------------                                   ---------------
September 1 through November 30                      20,000
December 1 through February 28                       15,000
March 1 through May 30                               10,000
June 1 through August 31                              5,000

     Options are granted under the Director Plan until 2012 to non-executive directors who are not our full time employees.

     The exercise price for options granted under the Director Plan shall be 100% of the fair market value of the common stock on the date of grant. Until otherwise provided in the Director Plan the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of our common stock or a combination of both. The term of each option commenced on the date it is granted and unless terminated sooner as provided in the Director Plan, expires five years from the date of grant. The Director Plan is administered by a committee of the board of directors composed of not fewer than two persons who are our officers. The administrator of this plan has no discretion to determine which non-executive director will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the administrator will make all determinations of the interpretation of the Director Plan. Options granted under the Director Plan are not qualified for incentive stock option treatment.

     To date, a total of 120,000 options have been granted to our Non-Executive members of the Board of Directors under the 2002 Plan. An additional 40,000 options remain outstanding from grants made pursuant to the 1992 Non-Executive Director Stock Option Plan, which terminated in June 2002, and which was replaced by the 2002 Non-Executive Director Stock Option Plan.

         Senior Management Plan

     In 1996, we adopted the 1996 Senior Management Incentive Plan (the "Management Plan"). The Management Plan provides for the issuance of up to 2,000,000 shares of common stock either upon issuance of options issued under the Management Plan or grants of restricted stock or incentive stock rights. The Board of Directors or a committee of the board may grant awards under the Management Plan to executive management employees, if one is appointed for this purpose. The Management Plan provides for four types of awards: stock options, incentive stock rights, stock appreciation rights, and restricted stock purchase agreements. The stock options granted under the Management Plan can be either incentive stock options or non-incentive stock options, similar to the options granted under the Incentive Plan, except that the exercise price of non-Incentive Stock Option shall not be less than 85% of the fair market value of the common stock on the date of grant. Incentive stock rights consist of incentive stock units equivalent to one share of common stock in consideration for services performed for us. If services of the holder terminate prior to the incentive period, the rights become null and void unless termination is caused by death or disability. Stock appreciation rights allow a grantee to receive an amount in cash equal to the difference between the fair market value of the stock and the exercise price, payable in cash or shares of common stock. The Board or committee may grant limited stock appreciation rights, which become exercisable upon a "change of control" of our company. A change of control includes the purchase by any person of 25% or more of the voting power of our outstanding securities, or a change in the majority of the Board of Directors.

Awards granted under the Management Plan are also entitled to certain acceleration provisions that cause awards granted under the Plan to immediately vest in the event of a change of control or sale of our company. Awards under the Management Plan may be made until 2006.


     In June 2000, at our Annual Meeting of Shareholders, a resolution was passed amending the Senior Management Stock Option Plan to increase the number of shares reserved for issuance from 2,000,000 to 4,000,000. Options to purchase 812,500 shares of our common stock are currently outstanding under the Senior Management Plan. In January 2004 we granted an aggregate of 1,000,000 restricted shares of common stock to Mr. Herbert Kurinsky, Mr. William J. Kurinsky and Mr. Victor K. Kurylak, pursuant to their employment agreements. In February 2005 we granted an aggregate of 1,300,000 restricted shares of common stock to Mr. Victor K. Kurylak, Mr. Robert I. Rabinowitz, Ms. Mindy A. Horowitz and Mr. Brian
M. Cohen, pursuant to their employment agreements.

Indemnification of Directors and Officers

     Our  By-Laws  require us to  indemnify,  to the full extent  authorized  by
Section 14A:3-5 of the New Jersey Business Corporation Act, any person with respect to any civil, criminal, administrative or investigative action or proceeding instituted or threatened by reason of the fact that he, his testator or intestate is or was a director, officer or employee of First Montauk or any predecessor of First Montauk is or was serving at the request of First Montauk or a predecessor of First Montauk as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise.

     Section 14A:3-5 of the New Jersey Business Corporation Act authorized the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys fees) in connection with defending any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and if such officer or director shall not have been adjudged liable for negligence or misconduct, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.

     In accordance with Section 14A:2-7 of the New Jersey Business Corporation Act, our Restated Certificate of Incorporation eliminates the personal liability of officers and directors to us and our shareholders for monetary damage for violation of a director's duty owed to us or our shareholders, under certain circumstances.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Shareholder Return Performance Presentation*

     Set forth herein is a line graph comparing the total returns (assuming reinvestment of dividends) of our common stock, the Standard and Poor Industrial Average, and an industry composite consisting of a group of peer issuers we selected in good faith. Our common stock is listed for trading in the over the counter market and is traded under the symbol "FMFK".
<

                                         Cumulative Total Shareholder Return

                                       First Montauk
                   Date               Financial Corp.         S&P 500 Index         Peer Group Index

                 12/31/99                  $100                    $100                   $100
                 12/31/00                 $49.39                 $110.02                 $117.03
                 12/31/01                 $30.61                  $96.95                 $134.60
                 12/31/02                 $13.91                  $75.52                 $68.45
                 12/31/03                 $24.35                  $97.19                 $176.81
                 12/31/04                 $42.80                  $89.02                 $45.30
-------------------------
NOTES:  Industry  composite  includes  Paulson  Capital Corp.,  Olympic  Cascade  Financial Corp.
and Kirlin Holding Corp. The industry composite has been  determined in good faith by  management to represent  entities that compete with us in certain of its  significant business segments.



* This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Certain Relationships and Related Transactions

     For information concerning the terms of the employment agreements entered into between us and Messrs. Herbert Kurinsky, William J. Kurinsky, Victor K. Kurylak, Robert I. Rabinowitz and Ms. Mindy A. Horowitz, and the Separation Agreement entered into with William J. Kurinsky, see "Employment, Severance and Change of Control Agreements".

Independent Public Accountants

     The Board of Directors of First Montauk has selected Lazar, Levine & Felix, LLP, as its independent registered public accounting firm for the year ending December 31, 2005. Shareholders are not being asked to approve such selection because such approval is not required under our bylaws or the New Jersey Business Corporation Act. The audit services provided by Lazar, Levine & Felix, LLP consists of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. Representatives of Lazar, Levine & Felix, LLP, are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.


     On July 9, 2004, we dismissed Schneider & Associates, LLP as our independent public accountants. The reports of Schneider & Associates on our financial statements for each of the past two years, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to dismiss Schneider & Associates was made and approved by the Audit Committee of the Board of Directors on July 9, 2004. During our two most recent years and through the date of our dismissal, we had no disagreements with Schneider & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Schneider & Associates would have caused the to make reference to the subject matter of the disagreement in its report on our financial statements for such years. During our two most recent years we had no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     On July 9, 2004, we engaged Lazar, Levine & Felix LLP as our new independent registered public accountants to audit our financial statements for the year ended December 31, 2004. Prior to the engagement of Lazar, we had not consulted with Lazar during our two most recent years in any matter regarding:
(A) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither was a written report provided to us nor was oral advice provided that Lazar concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (B) the subject of either a disagreement or a reportable event defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

     The following table presents the total fees paid for professional audit and non-audit services rendered by Lazar, Levine & Felix, LLP for the audit of our annual financial statements for the year ended December 31, 2004 and to Schneider & Associates, LLP for the year ended December 31, 2003, and fees billed for other services rendered by our independent auditors during those periods. Our former accountants, Schneider & Associates, LLP, audited our 2003 financial statements.

                                     Year Ended                            Year Ended
                              December 31, 2004                     December 31, 2003

Audit Fees (1)                         $185,035                              $149,000

Audit-Related Fees (2)                       $0                                $5,025

Tax Fees (3)                            $11,600                               $29,300

All Other Fees (4)                      $24,960                               $12,000

Total                                  $221,595                              $195,325
---------------------

(1) Audit services consist of audit work performed in the preparation of financial statements for the year and for the review of financial statements included in Quarterly Reports on Form 10-Q during the year, as well as work that generally only the independent auditor can reasonably be expected to provide, including consents for registration statement flings and responding to SEC comment letters on annual and quarterly filings.
(2) Audit-related services consist of assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, agreed upon procedures report and accounting and regulatory consultations.
(3) Tax services consist of all services performed by the independent auditor's tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.
(4) Other services consist of those service not captured in the other categories.

     Our Audit Committee has determined that the services provided by our independent auditors and the fees paid to them for such services has not compromised the independence of our independent auditors.

     Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Prior to engagement of the independent auditor for the next year's audit, management will submit a detailed description of the audit and permissible non-audit services expected to be rendered during that year for each of four categories of services described below to the Audit Committee for approval. In addition, management will also provide to the Audit Committee for its approval a fee proposal for the services proposed to be rendered by the independent auditor. Prior to the engagement of the independent auditor, the Audit Committee will approve both the description of audit and permissible non-audit services proposed to be rendered by the independent auditor and the budget for all such services. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service.

     During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent auditor. To ensure prompt handling of unexpected matters, the Audit Committee may delegate pre-approval authority to one of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The four categories of services provided by the independent auditor are as defined in the footnotes to the fee table set forth above.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein above set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

                              SHAREHOLDER PROPOSALS

     Shareholders may contact the Board of Directors or a specified individual director by writing to the Secretary of the company at First Montauk Financial Corp., Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, New Jersey 07701. Our corporate secretary will relay all such communications to the Board of Directors, or individual members, as appropriate.

Inclusion in Next Year's Proxy Statement. Proposals of shareholders intended to be presented at our 2006 Annual Meeting of Shareholders must be received by us on or prior to January 19, 2006 to be eligible for inclusion in our proxy statement and form of proxy to be used in connection with the 2006 Annual Meeting of Shareholders.

Presentation at Meeting. For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year's annual meeting, SEC rules permit our management to vote proxies in its discretion if (a) our management receives notice of the proposal before the close of business on April 4, 2006 and advises shareholders in next year's proxy statement about the nature of the matter and how it intends to vote on such matter, or (b) our management does not receive notice of the proposal prior to the close of business on April 4, 2006.

                             ADDITIONAL INFORMATION

     A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO ROBERT I. RABINOWITZ, SECRETARY, FIRST MONTAUK FINANCIAL CORP., PARKWAY 109 OFFICE CENTER, 328 NEWMAN SPRINGS ROAD, RED BANK, NEW JERSEY 07701. Each such request must set forth a good faith representation that as of the Record Date the person making the request was the beneficial owner of shares our common stock entitled to vote at the 2004 Annual Meeting of Shareholders. We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy and information statements, and other information with the SEC. Such reports, proxy and information statements, and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C., as well as the regional offices of the SEC located at 233 Broadway, New York, New York. Copies of such materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a World Wide Web site that contains reports, proxy and information statements, and other information filed through the SEC's Electronic Data Gathering, Analysis and Retrieval System. This Web site can be accessed at http://www.sec.gov.

                                        By Order of the Board of Directors


                                        Robert I. Rabinowitz, Secretary

May 19, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

                                    EXHIBIT A
                                       TO
                PROXY STATEMENT OF FIRST MONTAUK FINANCIAL CORP.


                              TEXT OF AMENDMENT TO
                RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED


         THIRD: Capital Stock

     (A) Authorized Capital Stock, The total number of shares of all classes of stock which this Corporation shall have authority to issue is SIXTY- FIVE MILLION (65,000,000) shares, consisting of SIXTY MILLION (60,000,000) shares of Common Stock, no par value per share (hereinafter, the "Common Stock"), and FIVE MILLION (5,000,000) shares of Preferred Stock, $.10 par value per share (hereinafter, the "Preferred Stock").

                          FIRST MONTAUK FINANCIAL CORP.

                 Annual Meeting of Shareholders - June 23, 2005

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Victor K. Kurylak, as proxy, with full power of substitution, to vote all shares of common stock or Series B Preferred Stock of FIRST MONTAUK FINANCIAL CORP., owned by the undersigned at the Annual Meeting of Shareholders of FIRST MONTAUK FINANCIAL CORP. to be held on Thursday, June 23, 2005 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxy to vote:

I.       Election of Class I Directors:

            FOR nominees listed                      WITHHOLD AUTHORITY
            below (except as marked                  to vote for the nominees
            to the contrary below)    [ ]            listed below            [ ]

(Instruction: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below)

              Nominee for Class I Directors to Serve until the 2008
                                Annual Meeting:

             Herbert Kurinsky                    William J. Kurinsky

II. Proposal to amend the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 shares to 60,000,000 shares

           For [  ]            Against [  ]            Abstain [  ]

         and to vote upon any other business as may properly come before the meeting or any adjournment thereof, all as described in the Proxy Statement dated May 19, 2005, receipt of which is hereby acknowledged.

The proxy or his substitute, who shall be present and acting shall have and may exercise all the powers hereby granted.

     The shares represented by this proxy will be voted (i) FOR the election of all Class I directors, and (ii) FOR the proposed amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock to 60,000,000 shares unless contrary instructions are given. Said proxy will use his discretion with respect to any other matters which properly come before the meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.


                                 Dated: _______________________________, 2005

                                 -------------------------------------------

                                 -------------------------------------------

                                 (Please date and sign exactly as name appears at left. For joint accounts, each joint
                                 owner       should       sign.       Executors,
                                 administrators, trustees, etc., should also so indicate when signing.)